Exhibit 3.15

CORDERO MINING I LLC

AMENDED AND RESTATED CERTIFICATE OF FORMATION

Pursuant to Section 18-208 of the

DELAWARE LIMITED LIABILITY COMPANY ACT

Cordero Mining I LLC, a Delaware limited liability company (the “Limited Liability Company”), pursuant to resolutions adopted at a Meeting of its Sole Member held on 6 November 2008, hereby amends and restates its Certificate of Formation as originally filed with the Delaware Secretary of State on 14 July 2008, and pursuant to Section 18-208 of the DELAWARE LIMITED LIABILITY COMPANY ACT, does certify:

FIRST

The name of the Limited Liability Company is Cordero Mining I LLC.

SECOND

The address of the Limited Liability Company’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, State of Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD

To the fullest extent permitted by law, the Limited Liability Company shall indemnify and hold harmless any current or former Manager or Officer authorized to act on behalf of the limited liability company as provided in the Certificate of Formation, the Limited Liability Company Agreement or applicable law against expenses, attorneys’ fees, losses, damages, claims, judgments and other liabilities arising from such Manager’s or Officer’s acts or omissions on behalf of the Limited Liability Company or in the furtherance of the Limited Liability Company’s interests except to the extent: (i) the Limited Liability Company may not do so without materially impairing its right to do business; (ii) such Manager’s or Officer’s acts or omissions constitute willful misconduct or negligence or (iii) such Manager or Officer received improper personal benefit on account thereof. The Limited Liability Company shall further have the authority to the fullest extent permitted by law to purchase and maintain insurance providing such indemnification and to advance to any current or former Manager or Officer expenses in connection therewith.

IN WITNESS WHEREOF, under penalties of perjury, I have hereunto set my hand this 1st day of December 2008, and I affirm that the foregoing Amended and Restated Certificate of Formation is my act and deed and that the facts stated therein are true.

/s/ Shannon S Crompton
SHANNON S CROMPTON, Secretary

CERTIFICATE OF MERGER

of

CORDERO MINING CO.

A Delaware corporation

and

CORDERO MINING I LLC

A Delaware limited liability company

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned surviving limited liability company does hereby certify:

1.             The name of the surviving limited liability company is Cordero Mining I LLC, a Delaware limited liability company; and the name of the corporation being merged with and into this surviving limited liability company is Cordero Mining Co., a Delaware corporation.

2.             An Agreement of Plan Merger, pursuant to which Cordero Mining Co. will merge with and into Cordero Mining I LLC (the “Merger”) has been approved, adopted and executed by each constituent entity of the Merger.

3.             The name of the surviving limited liability company of the Merger is Cordero Mining I LLC.

4.             The Merger shall become effective on 15 December 2008.

5.             The executed Agreement of Plan Merger is on file at the offices of the Secretary of the surviving limited liability company located at                                               , Salt Lake City, Utah 84108.

6.             A copy of the Agreement and Plan of Merger will be furnished by the surviving limited liability company, on request and without cost, to any member of the Delaware limited liability company or any person holding an interest in any constituent entity to the Merger.

7.             The Amended and Restated Certificate of Formation of Cordero Mining I LLC, as in effect immediately prior to the effective date of the Merger, shall be the Amended and Restated Certificate of Formation of the surviving limited liability company, with the exception of the First Article thereof relating to the name of the surviving corporation, which shall be amended, as of the effective date of the Merger, to read:

“The name of the Limited Liability Company is Cordero Mining LLC.”

IN WITNESS WHEREOF, said surviving limited liability company has caused this certificate to be signed by an authorized person, this 10th day of December 2008.

/s/ Shannon S Crompton
SHANNON S CROMPTON, Secretary